EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended June 30, 2024

Reports Net Revenues of $182.4 Million for the Three Months Ended June 30, 2024

RANCHO CUCAMONGA, CA – August 7, 2024 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months ended June 30, 2024.

Second Quarter Highlights

●	Net revenues of $182.4 million for the second quarter
●	GAAP net income of $37.9 million, or $0.73 per share, for the second quarter
●	Adjusted non-GAAP net income of $48.7 million, or $0.94 per share, for the second quarter

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “As we finish another strong quarter, Amphastar has continued its impressive performance with solid sales growth. BAQSIMI® has emerged as a leading driver in our portfolio. This commercial success underscores our strategic commitment to high-value areas, particularly as we continue the transition of our pipeline towards branded products and biosimilars.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

	(in thousands, except per share data)
Net revenues	$182,394	$145,712	$354,230	$285,734
GAAP net income	$37,949	$26,124	$81,126	$52,156
Adjusted non-GAAP net income*	$48,688	$34,782	$103,984	$66,925
GAAP diluted EPS	$0.73	$0.49	$1.54	$0.99
Adjusted non-GAAP diluted EPS*	$0.94	$0.65	$1.98	$1.27

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Second Quarter Results

	Three Months Ended
	June 30,		Change
	2024	2023	Dollars	%

	(in thousands)
Product revenues:
BAQSIMI®	$30,854	$—	$30,854	N/A
Epinephrine	27,941	16,714	11,227	67%
Glucagon	27,373	27,276	97	0%
Primatene MIST®	22,856	16,520	6,336	38%
Lidocaine	12,800	14,006	(1,206)	(9)%
Phytonadione	10,304	17,855	(7,551)	(42)%
Enoxaparin	5,273	7,872	(2,599)	(33)%
Naloxone	3,800	5,102	(1,302)	(26)%
Other finished pharmaceutical products	34,652	37,521	(2,869)	(8)%
Total finished pharmaceutical products net revenues	$175,853	$142,866	$32,987	23%
API	3,535	2,846	689	24%
Other revenues	3,006	—	3,006	N/A
Total net revenues	$182,394	$145,712	$36,682	25%

Changes in product revenues as compared to the second quarter of the prior year were primarily driven by:

●	BAQSIMI® sales consisting of $30.9 million in sales made by the Company directly to its customers, which are recorded as part of Product Revenues, net, and $7.6 million in sales made by Eli Lilly & Company on behalf of the Company under a Transition Services Agreement, which resulted in a net payment to the Company of $3.0 million after deducting cost of sales and other expenses and was recorded in Other Revenues
●	Epinephrine sales increased primarily due to an increase in unit volumes as a result of an increase in demand caused by other supplier shortages
●	Primatene MIST® sales increased primarily due to an increase in unit volumes
●	Lidocaine and phytonadione sales decreased primarily due to a decrease in unit volumes as a result of other suppliers returning to their historical distribution levels
●	Enoxaparin and naloxone sales decreased primarily due to a decrease in unit volumes
●	Other finished pharmaceutical product sales changes were primarily due to:
o	During the quarter, we did not have any sales of MPA, as our Active Pharmaceutical Ingredient (“API”) supplier discontinued making the active ingredient, a $4.6 million impact
o	Lower unit sales of atropine, as a result of other suppliers returning to their historical distribution levels
o	These decreases were partially offset by higher unit volumes of dextrose and sodium bicarbonate due to an increase in demand caused by other supplier shortages during the quarter
●	API sales increased primarily due to the timing of customer purchases

	Three Months Ended
	June 30,		Change
	2024	2023	Dollars	%

	(in thousands)
Net revenues	$182,394	$145,712	$36,682	25%
Cost of revenues	87,228	72,974	14,254	20%
Gross profit	$95,166	$72,738	$22,428	31%
as % of net revenues	52.2%	49.9%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Increased sales of higher-margin products such as BAQSIMI®, Primatene MIST®, and epinephrine
●	This was partially offset by:
o	Increase in depreciation and amortization expense related to the acquired BAQSIMI® assets
o	Increases in labor costs and certain component costs

	Three Months Ended
	June 30,		Change
	2024	2023	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$9,012	$6,718	$2,294	34%
General and administrative	13,285	12,281	1,004	8%
Research and development	17,652	16,843	809	5%

●	Selling, distribution, and marketing expenses increased primarily due to the expansion of our sales and marketing efforts related to BAQSIMI®
●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses and expenses related to BAQSIMI®
●	Research and development expenses increased due to an increase in salary and personnel-related expenses, which was partially offset by a decrease in clinical trial expenses due to the timing of clinical trials

	Three Months Ended
	June 30,		Change
	2024	2023	Dollars	%

	(in thousands)
Non-operating income (expenses)
Interest income	$3,337	$1,030	$2,307	NM
Interest expense	(8,609)	(3,602)	(5,007)	NM
Other income (expenses), net	298	(1,516)	1,814	NM
Total non-operating income (expenses), net	$(4,974)	$(4,088)	$(886)	22%

The change in non-operating income (expenses), net is primarily a result of:

●	An increase in interest income resulting from an increase in cash and investments
●	An increase in interest expense resulting from the term loan used to finance the acquisition of BAQSIMI®, as well as the 2029 Convertible Notes
●	A change to other income (expenses), net primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts

Cash flow provided by operating activities for the six months ended June 30, 2024 was $124.4 million.

Pipeline Information

The Company currently has three abbreviated new drug applications (“ANDAs”) on file with the U.S. Food and Drug Administration (the “FDA”) targeting products with a market size of over $3 billion, three biosimilar products in development targeting products with a market size of over $7 billion, and four generic products in development targeting products with a market size of over $3 billion. This market information is based on IQVIA data for the 12 months ended June 30, 2024. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

Amphastar’s Chinese subsidiary, Amphastar Nanjing Pharmaceuticals, Co., Ltd. (“ANP”), currently has multiple Drug Master Files (“DMFs”), on file with the FDA and is developing several additional DMFs.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVYTM, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which exclude amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, August 7, 2024, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, including the DMFs of ANP, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the prospective benefits of the acquisition of BAQSIMI®, including its potential for continued revenue growth, the success of our integration of BAQSIMI®, the transition of our pipeline towards branded products and biosimilars, and other future events. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024. In particular, there can be no guarantee that the acquisition of BAQSIMI® will be beneficial to our business in the long term, that any event, change or other circumstance could cause the results of the acquisition and integration of BAQSIMI® into our product portfolio to differ from Amphastar’s expectation, that all or any of the contingent consideration will be payable on the terms described herein or at all, or that Amphastar can reliably predict the impact of BAQSIMI® on its financial results or financial guidance. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenues:
Product revenues, net	$179,388	$145,712	$337,017	$285,734
Other revenues	3,006	—	17,213	—
Total net revenues	182,394	145,712	354,230	285,734

Cost of revenues	87,228	72,974	168,964	139,156
Gross profit	95,166	72,738	185,266	146,578

Operating expenses:
Selling, distribution, and marketing	9,012	6,718	18,383	13,827
General and administrative	13,285	12,281	28,961	25,764
Research and development	17,652	16,843	34,695	36,658
Total operating expenses	39,949	35,842	82,039	76,249

Income from operations	55,217	36,896	103,227	70,329

Non-operating income (expenses):
Interest income	3,337	1,030	5,893	1,954
Interest expense	(8,609)	(3,602)	(17,220)	(4,000)
Other income (expenses), net	298	(1,516)	6,219	(1,906)
Total non-operating income (expenses), net	(4,974)	(4,088)	(5,108)	(3,952)

Income before income taxes	50,243	32,808	98,119	66,377
Income tax provision	12,294	6,383	16,420	13,135
Net income before equity in losses of unconsolidated affiliate	37,949	26,425	81,699	53,242

Equity in losses of unconsolidated affiliate	—	(301)	(573)	(1,086)

Net income	$37,949	$26,124	$81,126	$52,156

Net income per share:
Basic	$0.77	$0.54	$1.67	$1.08
Diluted	$0.73	$0.49	$1.54	$0.99

Weighted-average shares used to compute net income per share:
Basic	48,907	48,404	48,560	48,202
Diluted	52,046	53,102	52,530	52,536

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$189,619	$144,296
Restricted cash	235	235
Short-term investments	28,156	112,510
Restricted short-term investments	2,200	2,200
Accounts receivable, net	131,412	114,943
Inventories	122,411	105,833
Income tax refunds and deposits	667	526
Prepaid expenses and other assets	7,945	9,057
Total current assets	482,645	489,600

Property, plant, and equipment, net	287,999	282,746
Finance lease right-of-use assets	469	564
Operating lease right-of-use assets	32,104	32,333
Investment in unconsolidated affiliate	—	527
Goodwill and intangible assets, net	600,849	613,295
Long-term investments	9,944	14,685
Other assets	24,260	25,910
Deferred tax assets	53,252	53,252
Total assets	$1,491,522	$1,512,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$131,212	$93,366
Accrued payments for BAQSIMI®	—	126,090
Income taxes payable	1,514	1,609
Current portion of long-term debt	249	436
Current portion of operating lease liabilities	3,996	3,906
Total current liabilities	136,971	225,407

Long-term reserve for income tax liabilities	6,066	6,066
Long-term debt, net of current portion and unamortized debt issuance costs	586,853	589,579
Long-term operating lease liabilities, net of current portion	29,483	29,721
Other long-term liabilities	18,803	22,718
Total liabilities	778,176	873,491
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 60,482,455 and 48,962,414 shares issued and outstanding, respectively, as of June 30, 2024 and 59,390,194 and 48,068,881 shares issued and outstanding, respectively, as of December 31, 2023	6	6
Additional paid-in capital	487,571	486,056
Retained earnings	490,394	409,268
Accumulated other comprehensive loss	(8,826)	(8,478)
Treasury stock	(255,799)	(247,431)
Total equity	713,346	639,421
Total liabilities and stockholders’ equity	$1,491,522	$1,512,912

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

GAAP net income	$37,949	$26,124	$81,126	$52,156
Adjusted for:
Intangible asset amortization	6,193	242	12,360	483
Share-based compensation	5,780	4,865	13,140	10,976
Impairment of long-lived assets	—	2,700	—	2,700
Expenses related to BAQSIMI® acquisition	1,825	3,307	3,651	4,524
Income tax provision on pre-tax adjustments	(3,059)	(2,456)	(6,293)	(3,914)
Adjusted non-GAAP net income	$48,688	$34,782	$103,984	$66,925

Adjusted non-GAAP net income per share:
Basic	$0.99	$0.72	$2.14	$1.39
Diluted	$0.94	$0.65	$1.98	$1.27

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	48,907	48,404	48,560	48,202
Diluted	52,046	53,102	52,530	52,536

	Three Months Ended June 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$87,228	$9,012	$13,285	$17,652	$(4,974)	$12,294
Intangible asset amortization	(6,173)	—	—	(20)	—	—
Share-based compensation	(1,325)	(268)	(3,653)	(534)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	1,825	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	3,059
Non-GAAP	$79,730	$8,744	$9,632	$17,098	$(3,149)	$15,353

	Three Months Ended June 30, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$72,974	$6,718	$12,281	$16,843	$(4,088)	$6,383
Intangible asset amortization	(222)	—	(20)	—	—	—
Share-based compensation	(1,158)	(227)	(2,991)	(489)	—	—
Impairment of long-lived assets	(2,700)	—	—	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(283)	—	3,024	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,456
Non-GAAP	$68,894	$6,491	$8,987	$16,354	$(1,064)	$8,839

	Six Months Ended June 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$168,964	$18,383	$28,961	$34,695	$(5,108)	$16,420
Intangible asset amortization	(12,320)	—	(3)	(37)	—	—
Share-based compensation	(3,450)	(528)	(7,529)	(1,633)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	3,651	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	6,293
Non-GAAP	$153,194	$17,855	$21,429	$33,025	$(1,457)	$22,713

	Six Months Ended June 30, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$139,156	$13,827	$25,764	$36,658	$(3,952)	$13,135
Intangible asset amortization	(433)	—	(50)	—	—	—
Share-based compensation	(2,864)	(436)	(6,348)	(1,328)	—	—
Impairment of long-lived assets	(2,700)	—	—	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(1,500)	—	3,024	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	3,914
Non-GAAP	$133,159	$13,391	$17,866	$35,330	$(928)	$17,049